Exhibit 99.1

NEWS RELEASE

CHARLES RIVER LABORATORIES ANNOUNCES
THIRD-QUARTER 2024 RESULTS
– Third-Quarter Revenue of $1.01 Billion –
– Third-Quarter GAAP Earnings per Share of $1.33
and Non-GAAP Earnings per Share of $2.59 –
– Updates 2024 Guidance –

WILMINGTON, MA, November 6, 2024 – Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the third quarter of 2024. For the quarter, revenue was $1.01 billion, a decrease of 1.6% from $1.03 billion in the third quarter of 2023.
The impact of foreign currency translation benefited reported revenue by 0.4%, and an acquisition contributed 0.9% to consolidated third-quarter revenue. A divestiture of a small Safety Assessment site reduced reported revenue by 0.2%. Excluding the effect of these items, revenue declined 2.7% on an organic basis. On a segment basis, organic revenue growth in the Manufacturing Solutions (Manufacturing) and Research Models and Services (RMS) segments were more than offset by lower revenue in the Discovery and Safety Assessment (DSA) segment.
In the third quarter of 2024, the GAAP operating margin decreased to 11.6% from 14.8% in the third quarter of 2023. This GAAP decrease was primarily driven by costs associated with the Company’s restructuring initiatives. On a non-GAAP basis, the operating margin improved in all three segments; however, the improvements were more than offset by higher unallocated corporate costs, which resulted in the third-quarter operating margin decreasing to 19.9% from 20.5%.
On a GAAP basis, third-quarter net income attributable to common shareholders was $68.7 million, a decrease of 21.4% from $87.4 million for the same period in 2023. Third-quarter diluted earnings per share on a GAAP basis were $1.33, a decrease of 21.3% from $1.69 for the third quarter of 2023. The GAAP net income and earnings per share decreases were driven primarily by lower revenue and operating income, which included higher costs associated with the Company’s restructuring initiatives. On a non-GAAP basis, net income was $133.7 million for the third quarter of 2024, a decrease of 4.8% from $140.5 million for the same period in 2023. Third-quarter diluted earnings per share on a non-GAAP basis were $2.59, a decrease of 4.8% from $2.72 per share for the third quarter of 2023. The decreases in non-GAAP net income and earnings per share were driven primarily by lower revenue and operating income.

James C. Foster, Chair, President and Chief Executive Officer, said, “Forward-looking demand indicators were relatively stable in the third quarter, contributing to third-quarter financial performance which exceeded our prior outlook. We are continuing to navigate through a challenging period as global biopharmaceutical clients reduce spending in conjunction with major restructuring and pipeline reprioritization activities, but overall demand trends do not appear to have deteriorated further. In addition, biotech funding has improved in 2024, and demand appears to be demonstrating early signs of stabilization. These factors resulted in a slight, sequential improvement in net book-to-bill and the cancellation rate in the Safety Assessment business.”
“We remain laser focused during this period on our strategy, which includes aggressively managing our cost structure, enhancing our clients’ experiences to gain additional share, and protecting shareholder value. We will continue to distinguish ourselves through our exceptional science and preclinical focus, in order to extend our leading position as our clients’ preferred, global, non-clinical drug development partner. We expect to emerge from this period as a stronger, leaner, and more profitable company, and an even more responsive partner for our clients,” Mr. Foster concluded.
Third-Quarter Segment Results
Research Models and Services (RMS)
Revenue for the RMS segment was $197.8 million in the third quarter of 2024, an increase of 5.9% from $186.8 million in the third quarter of 2023. The Noveprim acquisition in November 2023 contributed 4.9% to third-quarter RMS reported revenue, and the impact of foreign currency translation increased revenue by 0.4%. Organic revenue increased by 0.6%, due primarily to higher sales of small research models in all geographic regions, principally driven by higher pricing. This was largely offset by a revenue decline for research model services, particularly in the Insourcing Solutions business.
In the third quarter of 2024, the RMS segment’s GAAP operating margin decreased to 13.9% from 15.2% in the third quarter of 2023. The GAAP operating margin decline was driven primarily by higher amortization expense related to the Noveprim acquisition coupled with higher costs associated with the Company’s restructuring initiatives, including severance and site consolidation costs. On a non-GAAP basis, the operating margin increased to 21.0% from 18.9%. The non-GAAP operating margin increase was primarily driven by higher pricing for small research models, a favorable revenue mix related to the Noveprim acquisition, and the benefit of cost savings associated with the Company's restructuring initiatives.
Discovery and Safety Assessment (DSA)
Revenue for the DSA segment was $615.1 million in the third quarter of 2024, a decrease of 7.4% from $664.0 million in the third quarter of 2023. The divestiture of a small Safety Assessment site reduced reported revenue by 0.3% and the impact of foreign currency translation increased DSA revenue by 0.3%. Organic revenue decreased by 7.4%, driven primarily by lower sales volume in both the Discovery Services and Safety Assessment businesses.

In the third quarter of 2024, the DSA segment’s GAAP operating margin decreased to 20.6% from 22.1% in the third quarter of 2023 primarily driven by lower revenue and higher severance costs related to restructuring initiatives. On a non-GAAP basis, the operating margin increased to 27.4% from 27.2% in the third quarter of 2023. The non-GAAP operating margin increase was primarily driven by the benefit of cost savings associated with restructuring initiatives.
Manufacturing Solutions (Manufacturing)
Revenue for the Manufacturing segment was $196.9 million in the third quarter of 2024, an increase of 12.0% from $175.7 million in the third quarter of 2023. The impact of foreign currency translation increased Manufacturing revenue by 0.2%. Organic revenue growth of 11.8% reflected higher revenue across each of the segment’s businesses.
In the third quarter of 2024, the Manufacturing segment’s GAAP operating margin increased to 20.4% from 15.0% in the third quarter of 2023, and on a non-GAAP basis, the operating margin increased to 28.7%, from 24.5% in the third quarter of 2023. The GAAP and non-GAAP operating margin increases were driven primarily by improved operating leverage from higher revenue in each of segment’s businesses, as well as the benefit of cost savings associated with restructuring initiatives.
Stock Repurchase Update
On August 2, 2024, the Company’s Board of Directors approved a new stock repurchase authorization of $1.0 billion. Following the new authorization, the Company repurchased 500,000 shares during the third quarter of 2024 for a total of $100.7 million. As of September 28, 2024, the Company has $899.3 million remaining on its $1.0 billion stock repurchase authorization.
Updates 2024 Guidance
The Company is updating its financial guidance for 2024, which was previously revised on August 7, 2024. Revenue and non-GAAP earnings per share guidance have been narrowed and slightly raised from the midpoint of the previous ranges to principally reflect the third-quarter financial performance, which exceeded the Company's prior outlook. In addition, GAAP earnings per share guidance has been reduced due primarily to increased charges related to the Company's additional restructuring actions.

The Company’s 2024 guidance for revenue growth and earnings per share is as follows:

2024 GUIDANCE	CURRENT	PRIOR
Revenue growth/(decrease), reported	(3.0)%-(2.0)%	(4.5)% – (2.5)%
Impact of divestitures/(acquisitions), net	~(0.5)%	~(0.5)%
(Favorable)/unfavorable impact of foreign exchange	~(0.5)%	--
Revenue growth/(decrease), organic (1)	(4.0)% – (3.0)%	(5.0)% – (3.0)%
GAAP EPS estimate	$5.30 - $5.50	$5.65 – $5.95
Acquisition-related amortization (2)	~$2.50	~$2.75
Acquisition and integration-related adjustments (3)	~$0.35	~$0.20
Costs associated with restructuring actions (4)	~$1.50	~$1.00
Certain venture capital and other strategic investment losses/(gains), net (5)	($0.17)	($0.14)
Incremental dividends related to Noveprim (6)	$0.25 – $0.30	~$0.25
Other items (7)	~$0.35	~$0.20
Non-GAAP EPS estimate	$10.10 – $10.30	$9.90 – $10.20

Footnotes to Guidance Table:
(1) Organic revenue growth is defined as reported revenue growth adjusted for completed acquisitions and divestitures, as well as foreign currency translation.
(2) These adjustments include amortization related to intangible assets, as well as the purchase accounting step-up on inventory and certain long-term biological assets.
(3) These adjustments are related to the evaluation and integration of acquisitions and divestitures, and primarily include transaction, advisory, certain third-party integration, and related costs; as well as fair value adjustments associated with contingent consideration arrangements.
(4) These adjustments primarily include site consolidation (including site transition costs), severance, impairment, and other costs related to the Company’s restructuring actions.
(5) Certain venture capital and other strategic investment performance only includes recognized gains or losses on certain investments. The Company does not forecast the future performance of these investments.
(6) This item primarily relates to incremental dividends attributable to Noveprim noncontrolling interest holders who have and may continue to receive preferential dividends for fiscal year 2024.
(7) These items primarily relate to (i) certain third-party legal costs related to investigations by the U.S. government into the NHP supply chain related to our Safety Assessment business; and (ii) charges associated with U.S. and international tax legislation that necessitated changes to the Company’s international financing structure.
Webcast
Charles River has scheduled a live webcast on Wednesday, November 6th, at 9:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of GAAP financial measures to non-GAAP financial measures on the website.
Non-GAAP Reconciliations
The Company reports non-GAAP results in this press release, which exclude often-one-time charges and other items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release.

Use of Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP operating margin, and non-GAAP net income. Non-GAAP financial measures exclude, but are not limited to, the amortization of intangible assets and the purchase accounting step-up adjustment on inventory and certain long term biological assets, and other charges and adjustments related to our acquisitions and divestitures, including incremental dividends attributable to Noveprim noncontrolling interest holders and the gain on our sale of our Avian Vaccine business; expenses associated with evaluating and integrating acquisitions and divestitures, including advisory fees and certain other transaction-related costs, as well as fair value adjustments associated with contingent consideration; charges, gains, and losses attributable to businesses or properties we plan to close, consolidate, or divest; severance and other costs associated with our restructuring initiatives; the write-off of deferred financing costs and fees related to debt financing; investment gains or losses associated with our venture capital and other strategic equity investments; certain legal costs in our Microbial Solutions business related to environmental litigation and in our Safety Assessment business related to U.S. government investigations into the NHP supply chain; tax effect of all of the aforementioned matters; and adjustments related to the recognition of deferred tax assets expected to be utilized as a result of changes to the our international financing structure and the revaluation of deferred tax liabilities as a result of foreign tax legislation. This press release also refers to our revenue on both a GAAP and non-GAAP basis: on a non-GAAP basis, we define “organic revenue growth,” which we define as reported revenue growth adjusted for foreign currency translation, acquisitions, and divestitures. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not presented in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions and divestitures (and in certain cases, the evaluation of such acquisitions and divestitures, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities and their underlying associated costs, such as business acquisitions, generally occur periodically but on an unpredictable basis. We calculate non-GAAP integration costs to include third-party integration costs incurred post-acquisition. Presenting revenue on an organic basis allows investors to measure our revenue growth exclusive of acquisitions, divestitures, and foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations presented in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.
Caution Concerning Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “would,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding Charles River’s expectations regarding the availability of Cambodia-sourced NHPs; the impact of the investigations by the U.S. government into the Cambodia NHP supply chain, including but not limited to Charles River’s ability to cooperate fully with the U.S. government; Charles River’s ability to effectively manage any Cambodia NHP supply impact; the projected future financial performance of Charles River and our specific businesses, including our expectations with respect to the impact of NHP supply constraints and our ability to gain market share; earnings per share; operating margin; client demand, particularly the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our expectations with respect to pricing of our products and services; our expectations with respect to future tax rates and the impact of such tax rates on our business; our expectations with respect to the impact of acquisitions and divestitures completed in 2021, 2022, and 2023, including the Noveprim acquisition, on the Company, our service offerings, client perception, strategic relationships, revenue, revenue growth rates, revenue growth drivers, and earnings; the development and performance of our services and products, including our investments in our portfolio; market and industry conditions including the outsourcing of services and identification of spending trends by our clients and funding available to them; ability to gain market share and capitalize on business opportunities; the impact of our restructuring initiatives, including annualized savings; the impact of our stock repurchase authorization; and Charles River’s future performance, including as delineated in our forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, interest rates, enhanced efficiency initiatives. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: NHP supply constraints and the investigations by the U.S. Department of Justice, including the impact on our projected future financial performance, the timing of the resumption of Cambodia NHP imports into the U.S., our ability to manage supply impact, and potential study delays in our Safety Assessment business attributable to NHP supply constraints; changes and uncertainties in the global economy and financial markets; the ability to successfully integrate businesses we acquire, including Noveprim; the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; disruptions in the global economy caused by geopolitical conflicts; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 14, 2024, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this press release except as required by law.
About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

# # #

Investor Contact:    Media Contact:
Todd Spencer    Amy Cianciaruso
Corporate Vice President,    Corporate Vice President,
Investor Relations    Chief Communications Officer
781.222.6455    781.222.6168
todd.spencer@crl.com    amy.cianciaruso@crl.com

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 1
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023

Service revenue	$832,463	$869,759	$2,492,225	$2,602,016
Product revenue	177,300	156,864	555,215	513,917
Total revenue	1,009,763	1,026,623	3,047,440	3,115,933
Costs and expenses:
Cost of services provided (excluding amortization of intangible assets)	568,699	587,560	1,724,246	1,731,136
Cost of products sold (excluding amortization of intangible assets)	92,043	77,223	275,617	246,326
Selling, general and administrative	199,213	176,109	555,295	550,713
Amortization of intangible assets	32,403	34,229	97,248	103,419
Operating income	117,405	151,502	395,034	484,339
Other income (expense):
Interest income	1,528	1,373	6,740	3,605
Interest expense	(30,284)	(33,742)	(98,054)	(103,166)
Other income (expense), net	2,592	(6,260)	6,185	(12,200)
Income before income taxes	91,241	112,873	309,905	372,578
Provision for income taxes	20,946	24,852	70,867	81,160
Net income	70,295	88,021	239,038	291,418
Less: Net income attributable to noncontrolling interests	638	632	2,340	3,878
Net income available to Charles River Laboratories International, Inc.	$69,657	$87,389	$236,698	$287,540

Calculation of net income per share attributable to common shareholders of Charles River Laboratories International, Inc.
Net income available to Charles River Laboratories International, Inc.	$69,657	$87,389	$236,698	$287,540
Less: Adjustment of redeemable noncontrolling interest	379	—	1,081	—
Less: Incremental dividends attributable to noncontrolling interest holders	599	—	9,621	—
Net income available to Charles River Laboratories International, Inc. common shareholders	$68,679	$87,389	$225,996	$287,540

Earnings per common share
Basic	$1.34	$1.70	$4.39	$5.62
Diluted	$1.33	$1.69	$4.37	$5.58

Weighted-average number of common shares outstanding:
Basic	51,394	51,283	51,461	51,199
Diluted	51,583	51,607	51,713	51,493

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 2
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share amounts)

	September 28, 2024	December 30, 2023
Assets
Current assets:
Cash and cash equivalents	$210,171	$276,771
Trade receivables and contract assets, net of allowances for credit losses of $23,877 and $25,722, respectively	754,207	780,375
Inventories	336,200	380,259
Prepaid assets	92,631	87,879
Other current assets	101,514	83,378
Total current assets	1,494,723	1,608,662
Property, plant and equipment, net	1,639,978	1,639,741
Venture capital and strategic equity investments	235,987	243,811
Operating lease right-of-use assets, net	385,133	394,029
Goodwill	3,124,592	3,095,045
Intangible assets, net	778,461	864,051
Deferred tax assets	37,963	40,279
Other assets	307,005	309,383
Total assets	$8,003,842	$8,195,001

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities:
Accounts payable	$135,963	$168,937
Accrued compensation	211,077	213,290
Deferred revenue	251,968	241,820
Accrued liabilities	208,124	227,825
Other current liabilities	205,089	203,210
Total current liabilities	1,012,221	1,055,082
Long-term debt, net and finance leases	2,326,653	2,647,147
Operating lease right-of-use liabilities	432,836	419,234
Deferred tax liabilities	167,746	191,349
Other long-term liabilities	236,669	223,191
Total liabilities	4,176,125	4,536,003
Redeemable noncontrolling interest	40,590	56,722
Equity:
Preferred stock, $0.01 par value; 20,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 120,000 shares authorized; 51,718 shares issued and 51,134 shares outstanding as of September 28, 2024, and 51,338 shares issued and outstanding as of December 30, 2023	517	513
Additional paid-in capital	1,971,413	1,905,578
Retained earnings	2,122,835	1,887,218
Treasury stock, at cost, 584 and zero shares, as of September 28, 2024 and December 30, 2023, respectively	(119,621)	—
Accumulated other comprehensive loss	(192,871)	(196,427)
Total Charles River Laboratories International, Inc. equity	3,782,273	3,596,882
Nonredeemable noncontrolling interests	4,854	5,394
Total equity	3,787,127	3,602,276
Total liabilities, equity and noncontrolling interests	$8,003,842	$8,195,001

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Nine Months Ended
	September 28, 2024	September 30, 2023
Cash flows relating to operating activities
Net income	$239,038	$291,418
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	259,637	233,610
Stock-based compensation	52,656	52,527
Deferred income taxes	(25,988)	(28,251)
Long-lived asset impairment charges	17,339	26,202
(Gain) loss on venture capital & strategic equity investments, net	(8,788)	9,246
Provision for credit losses	8,223	11,030
Loss on divestitures, net	659	995
Other, net	20,372	6,947
Changes in assets and liabilities:
Trade receivables and contract assets, net	18,300	(59,081)
Inventories	13,789	(44,126)
Accounts payable	(7,095)	(26,531)
Accrued compensation	(1,981)	28,438
Deferred revenue	13,583	(9,997)
Customer contract deposits	14,707	(21,534)
Other assets and liabilities, net	(39,236)	(7,938)
Net cash provided by operating activities	575,215	462,955
Cash flows relating to investing activities
Acquisition of businesses and assets, net of cash acquired	(5,479)	(50,166)
Capital expenditures	(157,351)	(240,205)
Purchases of investments and contributions to venture capital investments	(45,264)	(36,322)
Proceeds from sale of investments	39,470	3,953
Other, net	(358)	(2,044)
Net cash used in investing activities	(168,982)	(324,784)
Cash flows relating to financing activities
Proceeds from long-term debt and revolving credit facility	976,783	333,034
Proceeds from exercises of stock options	23,110	19,658
Payments on long-term debt, revolving credit facility, and finance lease obligations	(1,316,990)	(530,909)
Purchase of treasury stock	(119,051)	(24,016)
Payments of contingent consideration	—	(2,711)
Purchases of additional equity interests, net	(12,000)	—
Other, net	(26,900)	(4,145)
Net cash used in financing activities	(475,048)	(209,089)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(4,025)	(4,680)
Net change in cash, cash equivalents, and restricted cash	(72,840)	(75,598)
Cash, cash equivalents, and restricted cash, beginning of period	284,480	241,214
Cash, cash equivalents, and restricted cash, end of period	$211,640	$165,616

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 4
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)(1)
(in thousands, except percentages)

	Three Months Ended		Nine Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Research Models and Services
Revenue	$197,824	$186,848	$625,120	$596,562
Operating income	27,544	28,326	100,641	117,653
Operating income as a % of revenue	13.9%	15.2%	16.1%	19.7%
Add back:
Amortization related to acquisitions	9,086	5,398	26,731	16,383
Acquisition and integration-related adjustments (2)	—	604	337	2,431
Severance	2,651	965	3,685	965
Site consolidation and impairment charges	2,318	—	18,892	—
Total non-GAAP adjustments to operating income	$14,055	$6,967	$49,645	$19,779
Operating income, excluding non-GAAP adjustments	$41,599	$35,293	$150,286	$137,432
Non-GAAP operating income as a % of revenue	21.0%	18.9%	24.0%	23.0%

Depreciation and amortization	$18,389	$13,872	$53,050	$41,310
Capital expenditures	$7,186	$9,192	$36,543	$35,769

Discovery and Safety Assessment
Revenue	$615,060	$664,028	$1,847,931	$1,989,838
Operating income	126,436	146,819	379,651	479,788
Operating income as a % of revenue	20.6%	22.1%	20.5%	24.1%
Add back:
Amortization related to acquisitions	19,818	17,749	58,712	52,980
Acquisition and integration-related adjustments (2)	1,714	630	7,497	3,233
Severance	12,550	2,001	20,463	2,001
Site consolidation and impairment charges	1,324	11,219	3,668	11,219
Third-party legal costs (3)	6,713	2,099	11,014	6,396
Total non-GAAP adjustments to operating income	$42,119	$33,698	$101,354	$75,829
Operating income, excluding non-GAAP adjustments	$168,555	$180,517	$481,005	$555,617
Non-GAAP operating income as a % of revenue	27.4%	27.2%	26.0%	27.9%

Depreciation and amortization	$47,751	$44,088	$141,269	$129,662
Capital expenditures	$22,773	$41,967	$91,176	$155,477

Manufacturing Solutions
Revenue	$196,879	$175,747	$574,389	$529,533
Operating income	40,188	26,275	111,099	52,784
Operating income as a % of revenue	20.4%	15.0%	19.3%	10.0%
Add back:
Amortization related to acquisitions	10,802	11,164	32,363	34,310
Acquisition and integration-related adjustments (2)	143	3,279	1,386	6,290
Severance	4,892	612	8,086	4,045
Site consolidation and impairment charges	502	364	1,592	3,118
Third-party legal costs (3)	—	1,336	—	8,194
Total non-GAAP adjustments to operating income	$16,339	$16,755	$43,427	$55,957
Operating income, excluding non-GAAP adjustments	$56,527	$43,030	$154,526	$108,741
Non-GAAP operating income as a % of revenue	28.7%	24.5%	26.9%	20.5%

Depreciation and amortization	$20,298	$20,070	$60,176	$59,677
Capital expenditures	$8,735	$14,349	$28,180	$46,949

Unallocated Corporate Overhead	$(76,763)	$(49,918)	$(196,357)	$(165,886)
Add back:
Acquisition and integration-related adjustments (2)	4,082	1,958	7,719	8,960
Severance	6,443	—	9,237	—
Total non-GAAP adjustments to operating expense	$10,525	$1,958	$16,956	$8,960
Unallocated corporate overhead, excluding non-GAAP adjustments	$(66,238)	$(47,960)	$(179,401)	$(156,926)

Total
Revenue	$1,009,763	$1,026,623	$3,047,440	$3,115,933
Operating income	117,405	151,502	395,034	484,339
Operating income as a % of revenue	11.6%	14.8%	13.0%	15.5%
Add back:
Amortization related to acquisitions	39,706	34,311	117,806	103,673
Acquisition and integration-related adjustments (2)	5,939	6,471	16,939	20,914
Severance	26,536	3,578	41,471	7,011
Site consolidation and impairment charges	4,144	11,583	24,152	14,337
Third-party legal costs (3)	6,713	3,435	11,014	14,590
Total non-GAAP adjustments to operating income	$83,038	$59,378	$211,382	$160,525
Operating income, excluding non-GAAP adjustments	$200,443	$210,880	$606,416	$644,864
Non-GAAP operating income as a % of revenue	19.9%	20.5%	19.9%	20.7%

Depreciation and amortization	$88,198	$78,870	$259,637	$233,610
Capital expenditures	$38,721	$65,947	$157,351	$240,205

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	These adjustments are related to the evaluation and integration of acquisitions and divestitures, and primarily include transaction, advisory, certain third-party integration, and related costs; as well as fair value adjustments associated with contingent consideration arrangements.
(3)	Third-party legal costs are related to (a) an environmental litigation related to the Microbial Solutions business and (b) investigations by the U.S. government into the NHP supply chain applicable to our Safety Assessment business.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 5
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (UNAUDITED)(1)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023

Net income available to Charles River Laboratories International, Inc. common shareholders	$68,679	$87,389	$225,996	$287,540
Add back:
Adjustment of redeemable noncontrolling interest (2)	379	—	1,081	—
Incremental dividends attributable to noncontrolling interest holders (3)	599	—	9,621	—
Non-GAAP adjustments to operating income (4)	82,315	59,378	209,332	160,525
Venture capital and strategic equity investment (gains) losses, net	(2,507)	7,249	(9,171)	12,404
(Gain) loss on divestitures (5)	—	433	658	995
Other (6)	—	—	—	495
Tax effect of non-GAAP adjustments:
Non-cash tax provision related to international financing structure (7)	292	1,283	1,504	3,703
Tax effect of the remaining non-GAAP adjustments	(19,608)	(15,271)	(46,323)	(43,929)
Net income attributable to Charles River Laboratories International, Inc. common shareholders, excluding non-GAAP adjustments	$133,745	$140,461	$396,294	$421,733

Weighted average shares outstanding - Basic	51,394	51,283	51,461	51,199
Effect of dilutive securities:
Stock options, restricted stock units and performance share units	189	324	252	294
Weighted average shares outstanding - Diluted	51,583	51,607	51,713	51,493

Earnings per share attributable to common shareholders:
Basic	$1.34	$1.70	$4.39	$5.62
Diluted	$1.33	$1.69	$4.37	$5.58

Basic, excluding non-GAAP adjustments	$2.60	$2.74	$7.70	$8.24
Diluted, excluding non-GAAP adjustments	$2.59	$2.72	$7.66	$8.19

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	This amount represents accretion adjustments of the Noveprim redeemable noncontrolling interest.
(3)	This amount represents incremental declared and undeclared dividends attributable to Noveprim noncontrolling interest holders who receive preferential dividends for fiscal year 2024.
(4)	This amount excludes Non-GAAP adjustments attributable to noncontrolling interest holders.
(5)	The amount included in 2024 relates to a loss on the sale of a Safety Assessment site. Adjustments included in 2023 relate to the gain on the sale of our Avian Vaccine business, which was divested in 2022.
(6)	Amounts included in 2023 relate to a final adjustment on the termination of a Canadian pension plan.
(7)	This amount relates to the recognition of deferred tax assets expected to be utilized as a result of changes to the Company's international financing structure.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 6
RECONCILIATION OF GAAP REVENUE GROWTH
TO NON-GAAP REVENUE GROWTH, ORGANIC (UNAUDITED) (1)

Three Months Ended September 28, 2024	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	(1.6)%	5.9%	(7.4)%	12.0%
(Increase) decrease due to foreign exchange	(0.4)%	(0.4)%	(0.3)%	(0.2)%
Contribution from acquisitions (2)	(0.9)%	(4.9)%	—%	—%
Impact of divestitures (3)	0.2%	—%	0.3%	—%
Non-GAAP revenue growth, organic (4)	(2.7)%	0.6%	(7.4)%	11.8%

Nine Months Ended September 28, 2024	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	(2.2)%	4.8%	(7.1)%	8.5%
(Increase) decrease due to foreign exchange	(0.1)%	0.1%	(0.3)%	—%
Contribution from acquisitions (2)	(1.0)%	(5.0)%	—%	—%
Impact of divestitures (3)	0.2%	—%	0.4%	—%
Non-GAAP revenue growth, organic (4)	(3.1)%	(0.1)%	(7.0)%	8.5%

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	The contribution from acquisitions reflects only completed acquisitions.
(3)	Impact of divestitures relates to the sale of a site within our Safety Assessment business.
(4)	Organic revenue growth is defined as reported revenue growth adjusted for acquisitions, divestitures, and foreign exchange.